Exhibit 23.3

CONSENT OF SPEARS & ASSOCIATES, INC.

Spears & Associates Inc. hereby consents to the reference to our firm, to our reports, and all information derived from our reports by Platinum Energy Solutions, Inc. in connection with its Registration Statement on Form S-1 and related prospectus dated September 27, 2011.

/s/ Richard B. Spears
Date: September 23, 2011	SPEARS & ASSOCIATES, INC.